EXHIBIT 99.1

Wilhelmina International, Inc. Announces Fourth Quarter and Full Year 2023 Results

Annual Financial Highlights

  Annual revenues of $17.2 million for 2023.
  Annual operating income of $0.7 million in 2023.
  Annual net cash flows provided by operating activities were $0.7 million in 2023.
  Annual pre-tax income of $0.7 million, net income of $0.4 million and Pre-Corporate EBITDA of $2.0 million for 2023.
  $12.7 million of combined cash and cash equivalents and short term investments at December 31, 2023 was the highest total at the end of any quarterly or annual period in Company history.
  Annual gross billings of $65.9 million for 2023.

(in thousands)	Q4 23	Q4 22	YOY Change	Year Ended 2023	Year Ended 2022	YOY Change
Total Revenues	$3,763	$4,091	(8.0%)	$17,212	$17,780	(3.2%)
Operating (Loss) Income	(117)	(166)	(29.5%)	$728	2,419	(69.9%)
Income (Loss) Before Provision for Taxes	(92)	(214)	(57.0%)	691	2,575	(73.2%)
Net (Loss) Income	(71)	(18)	294.4%	433	3,529	(87.7%)
Gross Billings**	15,115	16,233	(6.9%)	65,936	66,686	(1.1%)
EBITDA**	(116)	(168)	(31.0%)	830	2,776	(70.1%)
Adjusted EBITDA**	(61)	(96)	(36.5%)	1,020	2,802	(63.6%)
Pre-Corporate EBITDA**	166	274	(39.4%)	1,985	3,895	(49.0%)
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, March 26, 2024 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq: WHLM) ("Wilhelmina" or the "Company") today reported revenues of $3.8 million and net loss of $71 thousand for the three months ended December 31, 2023, compared to revenues of $4.1 million and net loss of $18 thousand for the three months ended December 31, 2022.  For the fiscal year ended December 31, 2023, Wilhelmina reported revenues of $17.2 million and net income of $0.4 million compared to revenue of $17.8 million and net income of $3.5 million for the fiscal year ended December 31, 2022.

Decreased revenues during the fourth quarter and full year ended December 31, 2023 were primarily due to decreased commissions on talent bookings.  In 2022, net income was significantly impacted by the release of a $1.5 million valuation allowance on the Company’s deferred tax assets.

Financial Results

Net loss for the three months ended December 31, 2023 was $71 thousand, or $0.01 per fully diluted share, compared to net loss of $18 thousand, or $0.00 per fully diluted share, for the three months ended December 31, 2022.  Net income for the fiscal year ended December 31, 2023 was $0.4 million, or $0.08 per fully diluted share, compared to net income of $3.5 million, or $0.68 per fully diluted share, for the fiscal year ended December 31, 2022.

EBITDA was $0.1 million loss and $0.8 million income for the three months and fiscal year ended December 31, 2023, compared to $0.2 million loss and $2.8 million income for the three months and fiscal year ended December 31, 2022. Adjusted EBITDA was $0.1 million loss and $1.0 million income for the three months and fiscal year ended December 31, 2023, compared to $0.1 million loss and $2.8 million income for the three months and fiscal year ended December 31, 2022. Pre-Corporate EBITDA was $0.2 million and $2.0 million for the three months and fiscal year ended December 31, 2023, compared to $0.3 million and $3.9 million for the three months and fiscal year ended December 31, 2022.

The following table reconciles the non-GAAP financial measure Gross Billings to GAAP total revenues, for the fourth quarter and year ended December 31, 2023 and 2022.

(in thousands)	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Total revenues	$3,763	$4,091	$17,212	$17,780
Model costs (1)	11,352	12,142	48,724	48,906
Gross billings*	15,115	$16,233	$65,936	$66,686
* Non-GAAP measures referenced are detailed in the disclosures at the end of this release.
(1) Model costs include amounts owed to talent, including taxes required to be withheld and remitted directly to taxing authorities, commissions owed to other agencies, and related costs such as those paid for photography.

The following table reconciles non-GAAP EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to GAAP net income for the fourth quarter and year ended December 31, 2023 and 2022.

(in thousands)	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net income (loss)	$(71)	$(18)	$433	$3,529
Interest income	(76)	-	(76)	-
Interest expense	6	1	7	8
Income tax expense (benefit)	(21)	(196)	258	(954)
Amortization and depreciation	46	45	208	193
EBITDA*	$(116)	$(168)	$830	$2,776
Foreign exchange loss (gain)	45	47	106	(164)
Share-based payment expense	10	25	84	190
Adjusted EBITDA*	$(61)	$(96)	$1,020	$2,802
Corporate overhead	227	370	965	1,093
Pre-Corporate EBITDA*	$166	$274	$1,985	$3,895
* Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months and fiscal year ended December 31, 2023, when compared to the three months and fiscal year ended December 31, 2022, were primarily the result of the following:

  Revenues for the three months and fiscal year ended December 31, 2023 decreased 8.0% and 3.2%, respectively, primarily due to lower commissions on talent bookings;
  Salaries and service costs for the three months ended December 31, 2023 of $2.8 million was unchanged from the three months ended December 31, 2022.  Salaries and service costs for the fiscal year ended December 31, 2023 increased by 5.3% primarily due to personnel hires and payroll changes to better align Wilhelmina staffing with the needs of each office and geographical region;
  Office and general expenses for the three months ended December 31, 2023 decreased by 20.2% primarily due to decreased legal expense in the fourth quarter.  Office and general expenses for the fiscal year ended December 31, 2023 increased by 20.9%, primarily due to increased legal expense during the first half of 2023 and higher rent and other office expenses;
  Amortization and depreciation expense for the three months and fiscal year ended December 31, 2023 increased by 2.2% and 7.8%, primarily due to depreciation of new capitalized assets in 2023; and
  Corporate overhead decreased by 38.6% and 11.7% for the three months and fiscal year ended December 31, 2023, primarily due to costs of two SEC restatement filings in 2022 that did not recur in 2023.
WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$6,117	$11,998
Short term investments	6,596	-
Accounts receivable, net of allowance for doubtful accounts of $1,901 and $1,664, respectively	8,505	9,467
Prepaid expenses and other current assets	203	181
Total current assets	21,421	21,646

Property and equipment, net of accumulated depreciation of $534 and $1,216, respectively	320	307
Right of use assets-operating	3,457	3,565
Right of use assets-finance	152	138
Trademarks and trade names with indefinite lives	8,467	8,467
Goodwill	7,547	7,547
Other assets	301	322

TOTAL ASSETS	$41,665	$41,992

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,941	$4,306
Due to models	7,645	8,378
Contract liabilities	-	270
Lease liabilities – operating, current	712	385
Lease liabilities – finance, current	32	62
Total current liabilities	12,330	13,401

Long term liabilities:
Deferred income tax, net	1,215	985
Lease liabilities – operating, non-current	3,102	3,310
Lease liabilities – finance, non-current	122	85
Total long-term liabilities	4,439	4,380

Total liabilities	16,769	17,781

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares
issued at December 31, 2023 and December 31, 2022	65	65
Treasury stock, 1,314,694 shares at December 31, 2023 and December 31, 2022, at cost	(6,371)	(6,371)
Additional paid-in capital	88,854	88,770
Accumulated deficit	(57,276)	(57,709)
Accumulated other comprehensive loss	(376)	(544)
Total shareholders’ equity	24,896	24,211

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$41,665	$41,992

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
For the Years Ended December 31, 2023 and 2022
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Service revenues	$3,755	$4,084	$17,182	$17,750
License fees and other income	8	7	30	30
Total revenues	3,763	4,091	17,212	17,780

Operating expenses:
Salaries and service costs	2,779	2,805	11,481	10,907
Office and general expenses	828	1,037	3,830	3,168
Amortization and depreciation	46	45	208	193
Corporate overhead	227	370	965	1,093
Total operating expenses	3,880	4,257	16,484	15,361
Operating (loss) income	(117)	(166)	728	2,419

Other expense (income):
Foreign exchange loss (gain)	45	47	106	(164)
Interest income	(76)	-	(76)	-
Interest expense	6	1	7	8
Total other (income) expense	(25)	48	37	(156)

(Loss) income before provision for income taxes	(92)	(214)	691	2,575

(Provision) benefit for income taxes:
Current	(42)	196	(28)	(109)
Deferred	63	-	(230)	1,063
Benefit (provision) for income taxes, net	21	196	(258)	954

Net (loss) income	$(71)	$(18)	$433	$3,529

Other comprehensive income (loss):
Foreign currency translation adjustment	122	343	168	(521)
Total comprehensive income	51	325	601	3,008

Basic net (loss) income per common share	$(0.01)	$0.00	$0.08	$0.68
Diluted net (loss) income per common share	$(0.01)	$0.00	$0.08	$0.68

Weighted average common shares outstanding-basic	5,157	5,157	5,157	5,157
Weighted average common shares outstanding-diluted	5,157	5,157	5,157	5,157

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Years Ended December 31, 2023 and 2022
(In thousands)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2021	6,472	$65	(1,315)	$(6,371)	$88,580	$(61,238)	$(23)	$21,013
Share-based payment expense	-	-	-	-	190	-	-	190
Net income to common shareholders	-	-	-	-	-	3,529	-	3,529
Foreign currency translation	-	-	-	-	-	-	(521)	(521)
Balances at December 31, 2022	6,472	$65	(1,315)	$(6,371)	$88,770	$(57,709)	$(544)	$24,211
Share-based payment expense	-	-	-	-	84	-	-	84
Net income to common shareholders	-	-	-	-	-	433	-	433
Foreign currency translation	-	-	-	-	-	-	168	168
Balances at December 31, 2023	6,472	$65	(1,315)	$(6,371)	$88,854	$(57,276)	$(376)	$24,896

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
For the Years Ended December 31, 2023 and 2022
(In thousands)

	Year Ended
	2023	2022
Cash flows from operating activities:
Net income	$433	$3,529
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	208	193
Share based payment expense	84	190
Loss (gain) on foreign exchange rates	106	(164)
Deferred income taxes	230	(1,063)
Bad debt expense	139	174
Changes in operating assets and liabilities:
Accounts receivable	647	(747)
Prepaid expenses and other current assets	(22)	(98)
Right of use assets-operating	687	500
Other assets	21	(227)
Due to models	(733)	398
Lease liabilities-operating	(460)	(470)
Contract liabilities	(270)	(211)
Accounts payable and accrued liabilities	(365)	515
Net cash provided by operating activities	705	2,519

Cash flows from investing activities:
Purchases of property and equipment	(165)	(268)
Purchases of short term investments	(7,006)	-
Maturities of short term investments	480	-
Net cash used in investing activities	(6,691)	(268)

Cash flows from financing activities:
Payments on finance leases	(63)	(62)
Net cash used in financing activities	(63)	(62)

Foreign currency effect on cash flows:	168	(442)

Net change in cash and cash equivalents:	(5,881)	1,747
Cash and cash equivalents, beginning of year	11,998	10,251
Cash and cash equivalents, end of year	$6,117	$11,998

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$156	$268

Non-GAAP Financial Measures

Gross Billings, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers Gross Billings, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates Gross Billings as the gross amount billed to customers on behalf of its models and talent for services performed.  The Company calculates EBITDA as net income plus interest income, interest expense, income tax expense, and depreciation and amortization expense.  The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss, share-based payment expense and certain significant non-recurring items that the Company may include from time to time. There were no such non-recurring items during 2023 and 2022.  The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-K Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission on March 26, 2024.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements may include projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, and London. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com